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                                                                   EXHIBIT 23(b)





                               CONSENT OF COUNSEL


         I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ArvinMeritor, Inc. (the "Company"), in respect of the ArvinMeritor, Inc. Savings Plan, of the references to me under the heading "Item
3. Legal Proceedings" in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2002 and under the heading "Item 1. Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for quarterly period ended March 30, 2003.







                                           /s/ M. Lee Murrah
                                           -----------------------------------
                                           M. Lee Murrah
                                           Chief Intellectual Property Counsel



Date: August 12, 2003